Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email: investor_relations@nuco2.com

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                 CONTACTS: MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                          NUCO2 REPORTS STRONG GAINS IN
                         THIRD QUARTER OPERATING RESULTS

                                     -------

       ACROSS THE BOARD IMPROVEMENT ACHIEVED IN CUSTOMER COUNT, REVENUES,
                       GROSS MARGINS, EBITDA AND EARNINGS

STUART, FLORIDA, May 3, 2004 -- NuCO2 Inc. (Nasdaq: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported strong gains in operating results for the three months ended March 31, 2004.

o     Customer count and order pipeline continue to grow
o     Revenues increased 9.4% versus prior year quarter
o     Gross margin increased to 55.2%
o     EBITDA rose 29.7% from year-ago, and 5.9% sequentially, to $7.0 million
o     Operating income increased to $3.2 million, or 16.1% of revenues
o     Net income posted $1.8 million improvement versus year-ago loss
o     Per share net income, fully diluted, amounted to $0.07
o     Debt pay-down of $3.1 million

      "The third quarter was another solid performance by NuCO2, I am pleased to report," said Michael E. DeDomenico, Chairman and CEO. "While our Company continued to grow or improve in virtually every category, what is especially noteworthy is the fact that we have reached the stage in our strategic plan, implemented roughly two years ago, where the gains we are experiencing reflect primarily organic growth through the addition of new accounts, greater efficiency, heightened density and enhanced productivity. Financially and operationally, our Company has never been in better condition."

      For the third quarter of fiscal 2004, revenues amounted to $20.1 million, compared with $19.5 million in the immediately preceding quarter and $18.3 million in the corresponding year-ago period. As a percentage of revenues, cost of sales declined to 44.8%, from 47.7% a year earlier, while gross profit increased to $11.1 million, and gross margin advanced to 55.2%, from 54.9% in the preceding December quarter and 52.3% in the corresponding year-ago period. Selling, general and administrative expenses amounted to $3.7 million, compared with $3.8 million in both the immediately preceding quarter and the corresponding year-ago period. Selling, general and administrative expenses, as a percentage of revenues, improved to 18.7%, from 19.4% in the preceding December quarter and 20.9% in the corresponding year-ago period. Operating income totaled $3.2 million, or 16.1% of revenues, compared to $2.8 million in the immediately preceding quarter and $1.0 million a year ago. Net income totaled $1.1 million, or $0.07 per diluted share, compared to a year-ago loss of $0.8 million, or a loss of $0.09 per share.

      EBITDA (earnings before interest, taxes, depreciation and amortization), a number the company views as useful information regarding its ability to service debt and other obligations, continued to increase, totaling $7.0 million in the fiscal third quarter, up from $6.6 million in the preceding second fiscal quarter and 29.7% greater than $5.4 million in the corresponding year-ago period. EBITDA for the third quarter, as a percentage of revenues, was 34.9%.

      During the third quarter, NuCO2 announced the signing of master agreements with Independent Purchasing Cooperative, Inc., the representative for purchases and services for SUBWAY(R) restaurant franchisees, and Restaurant Services, Inc., the independent member-owned purchasing cooperative serving BURGER KING(R) restaurant operators in the United States. Master agreements where NuCO2 has been designated preferred or approved supplier represent a strong pipeline of future business. For the nine months ended March 31, 2004, the Company activated 4,252 net new customers. Both customer activations and new contract signings are in line with the Company's plan for fiscal 2004. As of the end of the third quarter, the Company served over 78,000 bulk CO2 customers and had almost 4,300 signed accounts awaiting activation.

ABOUT NUCO2

      NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of 99% of the fountain beverage users in the Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at WWW.NUCO2.COM.

      STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS, GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

CONFERENCE CALL

A conference call to report operating results for the third quarter of fiscal 2004 will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the Internet via NuCO2's web site at WWW.NUCO2.COM. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

                                      NUCO2 INC.

                               CONDENSED BALANCE SHEETS
                                    (IN THOUSANDS)

                                        ASSETS                              March 31, 2004    June 30, 2003
                                                                            --------------    -------------
Current assets:
              Cash and cash equivalents                                       $     292         $     455
              Trade accounts receivable, net of allowance for doubtful
              accounts of $2,179 and $2,299, respectively                         5,832             6,217
              Inventories                                                           228               210
              Prepaid expenses and other current assets                           3,258             1,605
                                                                              ---------         ---------
                   Total current assets                                           9,610             8,487
                                                                              ---------         ---------

Property and equipment, net                                                      91,984            92,448
                                                                              ---------         ---------

              Goodwill & other intangible assets, net                            25,662            24,717
              Other                                                                 190               194
                                                                              ---------         ---------
                   Total other assets                                            25,852            24,911
                                                                              ---------         ---------

                       Total assets                                           $ 127,446         $ 125,846
                                                                              =========         =========

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
              Current maturities of long-term debt                            $   4,897         $   2,294
              Accounts payable                                                    4,424             4,095
              Accrued expenses & other current liabilities                        2,993             3,837
                                                                              ---------         ---------
                   Total current liabilities                                     12,314            10,226

Senior debt, less current maturities                                             35,624            28,659
Long-term subordinated debt                                                      28,726            39,576
Customer deposits                                                                 3,241             3,191
                                                                              ---------         ---------
                   Total liabilities                                             79,905            81,652

Redeemable preferred stock                                                        9,824             9,258

Total shareholders' equity                                                       37,717            34,936
                                                                              ---------         ---------
Total liabilities & shareholders' equity                                      $ 127,446         $ 125,846
                                                                              =========         =========

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         Three Months Ended                Nine Months Ended
                                                                              March 31,                        March 31,
                                                                      ------------------------         -------------------------
                                                                        2004            2003             2004             2003
                                                                        ----            ----             ----             ----
Revenues:
           Product sales                                              $ 12,361        $ 11,132         $ 36,576         $ 33,991
           Equipment rentals                                             7,711           7,208           23,188           21,128
                                                                      --------        --------         --------         --------
Total Revenues                                                          20,072          18,340           59,764           55,119

Costs and expenses:
           Cost of products sold, excluding deprec & amort               8,361           7,957           25,364           23,688
           Cost of equipment rentals, excluding deprec & amort             627             793            1,844            2,915
           Selling, general and administrative expenses                  3,748           3,832           11,530           13,591
           Depreciation and amortization                                 3,776           4,355           11,481           13,171
           Loss on asset disposal                                          331             357            1,050            1,210
                                                                      --------        --------         --------         --------
                                                                        16,843          17,294           51,269           54,575
                                                                      --------        --------         --------         --------

Operating income                                                         3,229           1,046            8,495              544

Loss on early extinguishment of debt                                        --              --            1,964               --
Unrealized loss on financial instrument                                    177              --              177               --
Interest expense                                                         1,980           1,823            5,927            5,745
                                                                      --------        --------         --------         --------

Income (loss) before taxes                                               1,072            (777)             427           (5,201)
           Provision for income tax                                         --              --               --               --
                                                                      --------        --------         --------         --------
Net income (loss)                                                     $  1,072        $   (777)        $    427         $ (5,201)
                                                                      ========        ========         ========         ========

Weighted average number of common and common
      equivalent shares outstanding
           Basic                                                        10,683          10,633           10,656           10,320
                                                                      ========        ========         ========         ========
           Diluted                                                      11,964          10,633           10,656           10,320
                                                                      ========        ========         ========         ========

Net income (loss) per basic share                                     $   0.08        $  (0.09)        $  (0.01)        $  (0.55)
                                                                      ========        ========         ========         ========
Net income (loss) per diluted share                                   $   0.07        $  (0.09)        $  (0.01)        $  (0.55)
                                                                      ========        ========         ========         ========

                        RECONCILIATION OF GAAP AND EBITDA

                                                         Three Months Ended                    Nine Months Ended
                                               --------------------------------------       -----------------------
                                                      March 31,               Dec 31,              March 31,
                                               -----------------------       --------       -----------------------
                                                 2004           2003           2003           2004           2003
                                                 ----           ----           ----           ----           ----
Reconciliation of Net Income to EBITDA
  Net income (loss)                            $  1,072       $   (777)      $    774       $    427       $ (5,201)
  Interest expense                                1,980          1,823          2,050          5,927          5,745
  Depreciation & amortization                     3,776          4,355          3,793         11,481         13,171
  Unrealized loss on financial instrument           177             --             --            177             --
  Loss on early extinguishment of debt               --             --             --          1,964             --
                                               --------       --------       --------       --------       --------
                                               $  7,005       $  5,401       $  6,617       $ 19,976       $ 13,715
                                               ========       ========       ========       ========       ========

Cash flows provided by (used in):
  Operating activities                         $  6,895       $  7,601       $  3,894       $ 14,288       $ 11,097
  Investing activities                         $ (4,047)      $ (3,460)      $ (4,108)      $(11,732)      $(10,612)
  Financing activities                         $ (2,758)      $ (3,818)      $    263       $ (2,719)      $ (1,530)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the Company's calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company's lenders also use EBITDA to assess the Company's compliance with debt covenants. These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments